Second Quarter 2011
Financial Results
Supplemental Slides
Exhibit 99.2

Forward-Looking Statements
Except for historical information discussed, the statements made today and listed within the following presentation slides are forward-looking statements that involve risks and uncertainties. Investors are cautioned that such statements are only predictions and that actual events or results may differ materially.
These forward-looking statements speak only as of the date this presentation was originally given. We undertake no obligation to publicly release the results of any revisions to the forward-looking statements made today, to reflect events or circumstances after today or to reflect the occurrence of unanticipated events.
To facilitate comparisons and enhance understanding of core operating performance, certain financial measures have been adjusted from the comparable amount under Generally Accepted Accounting Principles
(GAAP). A detailed reconciliation of adjusted numbers to GAAP is posted in the Investor Relations section of our Web site at http://ir.omnicare.com.
Additionally, all amounts are presented on a continuing operations basis, unless otherwise stated.

Table of Contents
Second Quarter 2011 Highlights………..……………………..……………..
Operating Metrics - Script Data……………………………………………….
Operating Metrics - Bed Data…………………………………………………
Adjusted Gross Profit………………...………………………………………...
Adjusted Net Income…………………………………………..………………
Cash Flows…………………………………………………...…………………
Cash Deployment………………..……………………………………..………
Capital Structure……………………………………………………………….
2011 Guidance………..…...…………………………………………………..
Longer-Term Targets……………………………………......…………………
Appendix………………………………………………………………………..
Working Capital Management………………………………………………..
Selected Branded Drug Patent Expirations…………………………….......
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Second Quarter 2011 Highlights
• Gross profit increased 0.4% sequentially to $336.4M on 2.0% increase in sales
 – Gross margin sequentially lower by 34 bps to 21.62%, reflecting seasonably weaker quarter and full quarter impact of merit increase
• Scripts increased 2.0% over 2Q10; 1.0% lower than 1Q11
 – Utilization, census weaker sequentially due to seasonality
 – Generic dispensing rate increased 60 basis points sequentially
• Qtr. ending number of beds/patient assistance program (PAP) patients up 23,000 year-over-year
 – PAP patients up 14,000; Beds 9,000 higher
 – Net bed loss of 11,000 relatively even with 1Q11 organic net bed loss of 9,000
• Cash flows from continuing operations of $136.9M; 2011 YTD cash flows from continuing operations of $281 million represents highest six-month start to any year in the company’s history
•  Sequential adjusted EBITDA(1) relatively even at $146.3 million
• Adjusted EPS(1) of $0.50 as compared to 1Q11 of $0.51 and 2Q10 of $0.49
• Profitable GPO was divested in 2Q11
• $45.8 million returned to shareholders through share repurchases and dividends

(1) Excludes special items. A reconciliation of non-GAAP information has been attached to our press release and is also available on our Web site under
 ‘Supplemental Financial Information’ from the ‘Investors’ page.

Operating Metrics
Script Data

(1) 1Q 2011 and 2Q 2010 numbers revised to reflect the inclusion of over-the-counter scripts.
(2) Excludes scripts dispensed in Omnicare’s specialty businesses and other non-institutional settings.
(3) Generic prescriptions dispensed as a percentage of institutional pharmacy scripts excludes over-the-counter scripts.
• Scripts up 2.0% from 2Q10 driven
 primarily by increased utilization
• Sequentially, scripts were down 1.0%
 reflecting seasonal impact on
 utilization, census
• Generic dispensing rate climbed 60 bps
 sequentially to 78.0% due primarily to
 additional generic drug introductions

Operating Metrics
Bed Data

(1) Beds reported as capacity in institutional settings and unique patients serviced in non-institutional settings (clinic, retail, hospice)
(2) PAP programs served by Omnicare’s specialty pharmacy business.
• 8.7% sequential improvement in bed losses, 130 bps sequential improvement in customer retention rate to 93.7%
• Beds added by acquisition:
 • 2Q11 - 0
 • 1Q11 - 3,000
 • 2Q10 - 2,000

Adjusted Gross Profit (1)

(2) Excludes special items. A reconciliation of non-GAAP information has been attached to our press release and is also available on our Web site under
 ‘Supplemental Financial Information’ from the ‘Investors’ page.
(3) Includes all scripts dispensed in the Company’s Pharmacy Services.

Adjusted Net Income (1),(2)

(1) All numbers shown exclude special items and discontinued operations. A reconciliation of non-GAAP information has been attached to our press release and is also available on our Web site under ‘Supplemental Financial Information’ from the ‘Investors’ page.
(2) Each amount is reported independently. The sum of the individual amounts may not equal the sum of the separately presented amounts due to rounding.

Cash Flows(1)

 • Year-to-date cash flows from operating activities of continuing operations of $280.9M represents the largest cash flow generated in the
 Company’s history in the first half of the fiscal year.
 • 2Q11 cash flows benefitted from $23.3 million tax refund
 • 2Q10 cash flows impacted by $37.9 million settlement payment and $7.3 million tender premium
 • Sequential decrease in cash flow primarily resulting from interest payments on long-term debt being paid in 2Q
(1) Each amount is reported independently. The sum of individual amounts may not equal the sum of the separately presented amounts due to rounding.

Cash Deployment

(1) Through the first six months of 2011, Omnicare repurchased $175 million of 6.125% senior subordinated notes due 2013. During the first six months of
 2010, Omnicare repurchased $125 million of senior term A loans due 2010 and $217 million of 6.75% senior subordinated notes due 2013.
(2) Cumulative % Returned = (Dividends Paid + Share Repurchases) / 12/31/10 Market Capitalization of $2,961.0 million.
• Repurchased an additional 1.25 million
 shares ($41.3 million) during 2Q11 (in
 addition to 1.0 million shares
 repurchased in 1Q11 and 4.4 million
 repurchased in 2010)
• $129 million of authorization remaining
 under current share repurchase program
 as of June 30, 2011.
• 2Q11 dividend increased 23% to $0.04
 per share

(1) Assumes convertible debentures due 2035 are put to the company in 2015 with related tax recapture included and debt amounts shown are exclusive of unamortized debt discount.
Capital Structure
Goal is to smooth out maturities to limit refinancing risk, adding to steps already taken in 2010 to improve our flexibility

2011 Guidance

(1) Guidance provided on February 24, 2011
(2) Guidance provided on July 26, 2011.
(3) Excludes special items and discontinued operations.
	Previous Guidance (1)	Current Guidance (2)
• Revenues	$6.0B to $6.1B	$6.0B to $6.1B
• Adjusted Diluted EPS (3)	$2.05 to $2.15	$2.05 to $2.15
• Cash Flow from Operations (3)	$375M to $425M	$400M to $450M
Increased cash flow guidance and reaffirmed sales and EPS guidance
(Note: original EPS guidance included Tidewater, which has been divested and reclassified to discontinued operations for the full year - it generated $0.01 per share in the first quarter)

Longer-Term Targets (1)

We believe investments made in 2011 will position the
company to begin achieving some of these targets in 2012
(1) Not intended to represent expectations for any given year.
(2) Board approval required for share repurchases and/or dividends. The number could vary by year based on available acquisitions and capital expenditure plans.
Target
• Adjusted Diluted EPS	Double digit three-year CAGR for the year ending 2013
• Cash Flow from Operations	$450 million annually
• Capital Returned to Shareholders	Approximately 25% per year (2)
• Capital Structure	Focus on continued debt reduction, management of maturity schedules

Appendix

(1) All generic launches are subject to change due to litigation or pediatric exclusivity.
(2) Drugs already launched shown in gray and italics
2Q 2011	3Q-4Q 2011	FY 2012
Aromasin	Entocort EC	Actos
Femara	Levaquin IV	Detrol
Furadantin Susp	Arixtra	Diovan
Concerta	Fazaclo	Geodon
Elastat	Gabitril	Lexapro
Ferrlecit	Lipitor	Lidoderm
Xibrom	Primaxin	Plavix
Carbatrol	Uroxatrol	Seroquel
Nasacort AQ	Zyprexa	Singulair
Levaquin tabs		Xopenex
Levaquin Oral Liq
Selected Branded Drug Patent Expirations (1),(2)

Second Quarter 2011
Financial Results
Supplemental Slides